                                                Exhibit 99.(o)(3) Code of Ethics

NICHOLAS-APPLEGATE CAPITAL MANAGEMENT
NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
NICHOLAS-APPLEGATE SECURITIES

                           CODE OF ETHICS AND CONDUCT
                           EFFECTIVE FEBRUARY 1, 2005

February 1, 2005

Dear Colleague,

Putting clients' interests ahead of our own is mandatory at Nicholas-Applegate. The Code of Ethics and Conduct embodies the high ethical ideals and spirit of integrity that form the basis of our fiduciary relationship with clients. The Code serves as a comprehensive source for effective business conduct, covering areas such as personal trading, the receipt and giving of gifts, and outside business and employment activities.

The Securities and Exchange Commission has mandated direct, vigorous action in terms of compliance. The Commission has asked for my leadership in compliance direction and discipline, and I have charged our Legal/Compliance Department with enforcement. Although the Legal/Compliance Department is ultimately responsible for monitoring compliance, each of us must know, and adhere to, the guidelines set forth in the Code. Please carefully read the attached Code of Ethics and Conduct and contact the Legal/Compliance Department with any questions.

Without integrity, we cannot succeed. Commitment to these guidelines ensures the highest fiduciary standards endure at Nicholas-Applegate.


Sincerely,


/s/ Marna C. Whittingon

Marna C. Whittingon

                    NICHOLAS-APPLEGATE CODE OF ETHICS SUMMARY

The Code of Ethics applies to every NACM employee, immediate family members, and other certain affiliated parties.

1.   COVERED PERSONS (SECTION II) - NEW
- "NON ACCESS" means any individual who does NOT, in connection with their regular duties makes, participates in, or has access to nonpublic information regarding the purchase or sale of securities by NACM, or has access to nonpublic information regarding the portfolio holdings of affiliated mutual funds.
- "ACCESS PERSON" means any trustee, officer of NAIF, Executive Committee member, investment management personnel (e.g., portfolio managers, traders, and analysts) and any individual who, in connection with their regular duties, makes, participates in, or has access to non-public information regarding the purchase or sale of securities by NACM, or has access to non-public information regarding the portfolio holdings of affiliated mutual funds (e.g., all employees with access to custodian systems including access through NAIF's administrator, Bloomberg Trading System, Cognos, DataZone, FMC Pages, Nicholas-Applegate Trading System ("NATS"), Pacer, Sylvan and XSP). PLEASE NOTE THE SEC HAS EXPANDED THIS DEFINITION SO THAT MOST NACM EMPLOYEES ARE INCLUDED.

2.   COVERED SECURITIES AND TRANSACTIONS (SECTION III)
- Equity securities including common, preferred and convertible stock, except as otherwise exempted below, and any derivative instrument relating to these securities (e.g. options and warrants);
-    Debt securities;
-    Any interest in a partnership investment;
- Shares in NAIF Funds and other mutual funds sub-advised by NACM and affiliates and in the AGI mutual fund family(1) (collectively the "Mutual Funds") and
-    Shares in closed-end funds that are advised or sub-advised by NACM(2)

3.   EXEMPT SECURITIES AND TRANSACTIONS (SECTION IV)
- Direct obligations of the United States government its agencies or instrumentalities;
- Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
-    Shares of all registered money market funds;
- Shares of registered open-end and closed-end(3) investment companies that are NOT advised or sub-advised by the employee's operating entity nor advised by NACM or by affiliates of AGI;
- Shares issued by a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds; - Stock index futures;
-    HOLDRs;
-    SPDRS, QQQs, MDYs, DIAs, WEBS, Diamonds and iShares Funds(4);
-    Currency futures traded on a commodity exchange;
- Acquisitions or dispositions of Covered Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of securities of which you have a beneficial ownership(5);
- Purchases that are part of a direct investment plan or employee stock option plan(6); and

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(1) AGI mutual funds include funds available through the AGI 401(k), Auto Invest Program and Deferred Compensation Plan as well as PIMCO MMS and PIMS Funds.
(2) A list of all affiliated closed-end funds can be found on the NACM intranet under the Compliance section.
(3) Shares in any registered closed-end investment company are reportable regardless of affiliation.
(4) The iShares Funds are registered with the SEC under the Investment Company Act of 1940 as iShares,Inc. and iShares Trust. Please verify that iShares Funds you are purchasing are an open-end fund as some being created are closed-end and would be reportable.
(5) See Appendix One for examples of beneficial ownership.
(6) Note: You must inform the Legal/Compliance Department of your initial purchase or participation in the plan. If you were to contribute more to the direct investment plan, you must obtain pre-clearance from the Legal/Compliance Department. You are required to pre-clear your intent to purchase the employee stock within one week of the actual transaction date.

- Other specific transactions as determined by the Chief Compliance Officer or General Counsel based upon the determination that the transaction(s) do not interfere or appear to interfere with making decisions in the best interest of our Advisory clients. All requests to exempt a transaction must be in writing and forwarded to the Legal/Compliance Department for approval PRIOR to your executing the transaction.

4.   DE MINIMIS CRITERIA (SECTION IV)
     NON-ACCESS PERSON DE MINIMIS CRITERIA
- Equity securities: purchase or sale, across all accounts, of 2,000 shares or less with a market capitalization over $1 billion; and
- Debt securities: purchase or sale, across all accounts, in an issuer with a market capitalization of at least $1 billion.
- Options: any option transaction, across all accounts, for 20 contracts or less on underlying securities that would otherwise qualify as De Minimis are the functional equivalents of trading 2,000 shares or less with a market capitalization greater than $1 billion.
     ACCESS PERSON DE MINIMIS CRITERIA  NEW
- Equity securities: purchase or sale, across all accounts, of 2,000 shares or less with a market capitalization over $5 billion; and
- Debt securities: purchase or sale, across all accounts, in an issuer with a market capitalization of at least $5 billion.
- Options: any option transaction, across all accounts, for 20 contracts or less on underlying securities that would otherwise qualify as De Minimis are the functional equivalents of trading 2,000 shares or less with a market capitalization greater than $5 billion.

5.   PRE-CLEARANCE OF PERSONAL TRADES (SECTION V)
- Access and Non Access Persons must pre-clear all personal securities transactions by submitting a Trade Request Form through CTI iTrade.
- Investment management personnel must receive authorization for all Covered Securities transactions except Mutual Funds from the Chief Investment Officer ("CIO") or a senior Portfolio Manager ("senior PM").
- All pre-clearance approvals are valid for the day you received approval up through "market open" the next business day.

6.   30 DAY HOLDING PERIOD FOR INVESTMENT MANAGEMENT PERSONNEL (SECTION V)
- Investment management personnel may only sell a Covered Security including De Minimis transactions that were held for less than 30 days, if the security is being sold at a loss.

7.   SPECIAL RULES APPLICABLE TO MUTUAL FUNDS (SECTION V)
- Access and Non-Access Persons are prohibited from excessive trading in Mutual Funds, regardless of whether those transactions occurred in a single account (e.g. brokerage account, a 401(k) account, a deferred compensation account, etc.) or across multiple accounts in which the employee has a beneficial interest.
- Excessive trading is defined as the purchase and sale, or sale and purchase, of any Mutual Fund, in any 30 day period.
- Systematic purchases/sales are not deemed purchases or sales for purposes of the 30 day hold period.
- No employee may engage in transactions that are in violation of a fund's stated policy as disclosed in its prospectus and statement of additional information.

8.   TRADING IN MUTUAL FUNDS WHERE NACM IS THE SUB-ADVISER  (SECTION V)
- Access Persons must notify the Legal/Compliance Department if they make investments in any fund NACM or an affiliate (e.g. RCM, PEA, PIMCO) sub-advises.
- Duplicate statements must be provided to the Legal/Compliance department on a quarterly basis. Purchase and sale, sale and purchase, in any 30 day period is considered excessive trading and is prohibited.

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Legal/Compliance Department. You are required to pre-clear your intent to purchase the employee stock within one week of the actual transaction date.

- Systematic purchases/sales are not deemed purchases or sales for purposes of the 30 day hold period.

9.   DISCLOSURE OF PORTFOLIO HOLDINGS (SECTION V)
- For all requests received on or after the 5th day of the month, NACM will furnish portfolio holdings as of the end of the prior month.
- For all requests received before the 5th day of the month, NACM will furnish portfolio holdings as of the end of the month prior to the previous month.

10.  BLACKOUT PERIOD (SECTION VI)
- You are not allowed to trade a security if NACM has engaged in a transaction in the same or equivalent security for a client account within the last three days or if the security is currently on the main/proposed blotter.
-    This rule does not apply to Exempt Securities and De Minimis Transactions.

11.  MISAPPROPRIATION OF ACCOUNT OPPORTUNITY (SECTION VI)
- Portfolio Managers of Small and Mini cap products may not buy a security with a market capitalization of less than one billion ($1B) and that is eligible for purchase by any fund or account under their management except with the approval of the Chief Investment Officer or his designee upon a determination that the purchase is not appropriate for any such fund or account.

12.  TRADING VIOLATIONS (SECTION VII)
- Violations of the Code are subject to disgorgement of profits, monetary penalties and may lead to disciplinary action, including termination of employment.

13.  BROKERAGE ACCOUNTS (SECTION VIII)
- You must maintain your personal brokerage and trading accounts with a "Designated Broker" (currently Charles Schwab).

14.  PUBLIC OFFERINGS AND PRIVATE PLACEMENTS (SECTION IX)
- You may not engage in a personal securities transaction in any security in a private placement or public offering (initial, primary, secondary offerings) WITHOUT prior written approval by the Chief Compliance Officer or General Counsel.

15. OUTSIDE BUSINESS ACTIVITIES AND SERVICE ON BOARDS OF OTHER COMPANIES (SECTION X)
- You are required to notify the Legal/Compliance Department promptly if you become involved with any public company as a board member, employee, owner, or any other position. Some activities may not be permitted or may require Firm approval.
- If your position with another company is investment-related, you are required to disclose this information regardless if it is a private company, non-profit company, not-for-profit company, or a college/university.

16.  GIFTS (SECTION XI)
- Gifts valued at $100 or more received from anyone industry related must be reported quarterly.
- Gifts made in connection with the distribution of Mutual Fund shares may not exceed $100 per person on an annual basis.
- Form 700 filers must submit a gift pre-clearance form to the Legal/Compliance Department, regardless of the gift value.

17.  REPORTING AND CERTIFICATION (SECTION XIV)
- You are required to read and sign the Code of Ethics annually confirming that you understand all policies and procedures.

TABLE OF CONTENTS

I.   Introduction                                                                1

II.  Covered Persons                                                             1

III: Covered Securities and Transactions                                         2

IV.  Exempt Securities and Transactions                                          3

V.   Procedures for Trading Securities                                           4

VI.  Prohibited Transactions                                                     6

VII. Violations of the Code                                                      7

VIII. Brokerage Accounts                                                         7

IX.  Public Offerings and Private Placements                                     8

X.   Service on Boards of Other Companies                                        8

XI.  Gifts                                                                       8

XII. Form 700, Statement of Economic Interests                                   9

XIII. Pay-to-Play                                                                9

XIV. Reporting and Certification                                                10

XV. Recordkeeping Requirements                                                  10

XVI. Administration                                                             11

XVII. Annual Board Review                                                       11

XVIII. Amendments and Modifications                                             11

Appendix One:      Examples of Beneficial Ownership                             12

Appendix Two:      Instructions for Using CTI iTrade                            13

Appendix Three:    Options Discussion                                           19

Appendix Four:     Insider Trading Policy and Procedures                        20

Appendix Five:     NACM Designated Brokerage Program Offered by Charles Schwab  23

Appendix Six:      Private Placement and Private Securities Transaction Form    25

Appendix Seven:    Gift Approval                                                26

Appendix Eight:    NAIF Code of Ethics Certification                            27

Appendix Nine:     NAIF Quarterly Transaction Report                            28

Appendix Ten:      Initial Acknowledgement Forms                                29

Appendix Eleven:   Initial Listing of Personal Securities Holdings              30

Appendix Twelve:   Quarterly Transaction Report                                 32

Appendix Thirteen: Annual Certification Forms                                   33

                 NICHOLAS-APPLEGATE CAPITAL MANAGEMENT ("NACM")
                 NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS ("NAIF")
                      NICHOLAS-APPLEGATE SECURITIES ("NAS")
                           CODE OF ETHICS AND CONDUCT
                           EFFECTIVE FEBRUARY 1, 2005

I.        INTRODUCTION

This Code of Ethics and Conduct ("Code") is based on the principle that we have a fiduciary duty to our clients and their shareholders including the investment companies for which NACM serves as an adviser or sub-adviser.

At all times, you must:

1. PLACE THE INTERESTS OF OUR CLIENTS FIRST. As a fiduciary, you must avoid putting personal interests ahead of the interests of clients.

2. CONDUCT ALL OF YOUR PERSONAL SECURITIES TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE AND THE NICHOLAS-APPLEGATE INSIDER TRADING POLICY. NACM encourages you and your family to develop personal investment programs. However, you must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety.

3. AVOID TAKING INAPPROPRIATE ADVANTAGE OF YOUR POSITION. The receipt of investment opportunities, privileges or gifts from persons seeking business with NACM could call into question the independence of your judgment.

4. COMPLY WITH ALL APPLICABLE FEDERAL AND SECURITIES LAWS. In connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by an Advisory Client, you are not permitted to:(i) defraud such client in any manner; (ii) mislead such client, including making a statement that omits material facts; (iii) engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon such client; (iv) engage in any manipulative practice with respect to such client; or (v) engage in any manipulative practices with respect to securities, including price manipulation. Please consult with the Chief Compliance Officer if you have questions regarding any laws, rules or regulations.

If you have any questions about any aspect of the Code, or if you have questions regarding application of the Code in a particular situation, contact the Legal/Compliance Department.

II.       COVERED PERSONS

The Code applies to every NACM and NAS employee (hereinafter "you" or "your") and your immediate family members(7) sharing the same household, non-employee trustees and NAIF's administrator ("Covered Persons"). Please note the pre-clearance requirements apply to all employees based upon your activities and role within NACM, NAS or NAIF.

- A. "NON-ACCESS PERSON" means any individual who does NOT, in connection with their regular duties, makes, participates in, or has access to non-public information regarding the purchase or sale of securities by NACM, or has access to non-public information regarding the portfolio holdings of affiliated mutual funds.

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(7) Immediate family members include any spouse, domestic partner, child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any adoptive relationship.

     B. "ACCESS PERSON" means any trustee, officer of NAIF, Executive Committee member, investment management personnel (e.g., portfolio managers, traders, and analysts) and any individual who, in connection with their regular duties, makes, participates in, or has access to non-public information regarding the purchase or sale of securities by NACM, or has access to non-public information regarding the portfolio holdings of affiliated mutual funds (e.g., all employees with access to custodian systems including access through NAIF's administrator, Bloomberg Trading System, Cognos, DataZone, FMC Pages, Nicholas-Applegate Trading System ("NATS"), Pacer, Sylvan and XSP).

Notwithstanding anything to the contrary stated in this Code, the trustees of NAIF who are not an "interested person"(8) and any officers of NAIF that are employees of NAIF's administrator will only be subject to the following provisions of this Code:

Special Rules Applicable to the Mutual Funds, Insider Trading Policy, Public Offerings and Private Placements, Gifts (but not quarterly reporting for gifts), Quarterly Reporting if they knew or should have known that during the 15 day period immediately before or after the trustee's transaction in a Covered Security, NAIF purchased or sold the Covered Security or had considered purchasing or selling the Covered Security, and Code of Ethics Certification.

III:      COVERED SECURITIES AND TRANSACTIONS

The following list identifies Covered Securities(9) and transactions that are subject to the requirements of the Code:
     - Equity securities including common, preferred and convertible stock, except as otherwise exempted below, and any derivative instrument relating to these securities (e.g. options and warrants);
     -    Debt securities;
     -    Any interest in a partnership investment;
     - Shares in NAIF Funds and other mutual funds sub-advised by NACM and affiliates and in the AGI mutual fund family(10) (collectively the "Mutual Funds"); and
     -    Shares in closed-end funds that are advised or sub-advised by NACM(11)

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(8) as defined under section 2(a)(19) of the Act
(9) Covered Securities means any security as defined in Section 202 (a) (18) of the Investment Advisers Act. "Security" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.
(10) AGI mutual funds include funds available through the AGI 401(k), Auto Invest Program and Deferred Compensation Plan as well as PIMCO MMS and PIMS Funds.
(11) A list of all affiliated closed-end funds can be found on the NACM intranet under the Compliance section.

IV.       EXEMPT SECURITIES AND TRANSACTIONS

The following list of Exempt Securities and transactions are excluded from the pre-clearance, holding period for investment management personnel and certain reporting requirements under the Code.

EXEMPT SECURITIES AND TRANSACTIONS

     - Direct obligations of the United States government its agencies or instrumentalities;
     - Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
     -    Shares of all registered money market funds;
     - Shares of registered open-end and closed-end(12) investment companies that are NOT advised or sub-advised by NACM or by affiliates of AGI;
     - Shares issued by a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds;
     -    Stock index futures;
     -    HOLDRs;
     -    SPDRS, QQQs, MDYs, DIAs, WEBS, Diamonds and iShares Funds(13);
     -    Currency futures traded on a commodity exchange;
     - Acquisitions or dispositions of Covered Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of securities of which you have a beneficial ownership(14);
     - Purchases that are part of a direct investment plan or employee stock option plan(15); and
     - Other specific transactions as determined by the Chief Compliance Officer or General Counsel based upon the determination that the transaction(s) do not interfere or appear to interfere with making decisions in the best interest of our Advisory clients. All requests to exempt a transaction must be in writing and forwarded to the Legal/Compliance Department for approval PRIOR to your executing the transaction.

DE MINIMIS TRANSACTIONS

De Minimis transactions do not require pre-clearance however, are not exempt from reporting and holding requirements as stated in the Code.

          NON-ACCESS PERSON DE MINIMIS CRITERIA
          - Equity securities: purchase or sale of 2,000 shares or less with a market capitalization over $1 billion;
          - Debt securities: purchase or sale in an issuer with a market capitalization of at least $1 billion.
          - Options: any option transaction for 20 contracts or less on underlying securities that would otherwise qualify as De Minimis are the functional equivalents of trading 2,000 shares or less with a market capitalization greater than $1 billion.

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(12) Shares in any registered closed-end investment company are reportable regardless of affiliation.
(13) The iShares Funds are registered with the SEC under the Investment Company Act of 1940 as iShares,Inc. and iShares Trust. Please verify that iShares Funds you are purchasing are an open-end fund as some being created are closed-end and would be reportable.
(14) See Appendix One for examples of beneficial ownership.
(15) Note: You must inform the Legal/Compliance Department of your initial purchase or participation in the plan. If you were to contribute more to the direct investment plan, you must obtain pre-clearance from the Legal/Compliance Department. You are required to pre-clear your intent to purchase the employee stock within one week of the actual transaction date.

          ACCESS PERSON DE MINIMIS CRITERIA
          - Equity securities: purchase or sale of 2,000 shares or less with a market capitalization over $5 billion;
          - Debt securities: purchase or sale in an issuer with a market capitalization of at least $5 billion.
          - Options: any option transaction for 20 contracts or less on underlying securities that would otherwise qualify as De Minimis are the functional equivalents of trading 2,000 shares or less with a market capitalization greater than $5 billion.

V.        PROCEDURES FOR TRADING SECURITIES

PRE-CLEARANCE

You must pre-clear the purchase or sale of all Covered Securities except Mutual Funds(16) for your own account or any account which you have control or have a beneficial interest.

Access and Non Access Persons must pre-clear all personal securities transactions by submitting a Trade Request Form through CTI iTrade. If you have any questions regarding the use of CTI, please call the CARE Hotline. See Appendix Two for instructions on how to use CTI iTrade.

All pre-clearance approvals are valid for the day you received approval up through "market open" the next business day (e.g., 6:30 a.m. PT, excluding stock market holidays for domestically traded securities).

INVESTMENT MANAGEMENT PERSONNEL

Investment management personnel must receive authorization for all Covered Securities transactions except Mutual Funds from the Chief Investment Officer ("CIO") or a senior Portfolio Manager ("senior PM").

Investment management personnel must submit an e-mail to the CIO or a senior PM requesting authorization of the personal securities transaction. The CIO or senior PM's reply will be forwarded to the Legal/Compliance Department for pre-clearance. The Legal/Compliance Department will not review the pre-clearance request until this information is received.

30 DAY HOLDING PERIOD FOR INVESTMENT MANAGEMENT PERSONNEL
Investment management personnel may only sell a Covered Security including De Minimis transactions that were held for less than 30 days, if the security is being sold at a loss.

The 30 day holding rule is also applicable to options and shorting.

OPTIONS GUIDELINES:
The 30 day hold period begins from the date the put or call is purchased or sold/written. Not when the option is exercised or expired. To illustrate:

a) Writing covered calls is deemed a sale of the underlying security, so if you have owned the underlying security for greater than 30 days, you may write a covered call on that security, with any expiration.

b) Writing naked puts is deemed a purchase of the underlying security, so if you are to put the shares of the underlying security, the purchase date of the stock put reverts back to the date the naked put was written.

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(16) See Special Rules Applicable to Mutual Funds and Trading in Mutual Funds Where NACM is the Sub-Adviser.

c) Buying a call is deemed a purchase of the underlying security, so if you exercise the call, the purchase date of the stock you receive reverts back to the date you purchased the call.

d) Writing naked calls is speculative in nature. Therefore, the expiration date must be at least 30 days from the opening date of the naked position.

A more detailed discussion of Options is found in Appendix Three.

SHORTING GUIDELINES:

a) If you buy a stock, you may not sell that stock, including short sales against the box, within 30 days, unless you are at a loss.

b) If you sell a stock short, you may not buy it back for at least 30 days, unless you are at a loss.

The Chief Compliance Officer or General Counsel may also grant exceptions to this prohibition upon prior written request.

SPECIAL RULES APPLICABLE TO MUTUAL FUNDS

Access and Non-Access Persons are prohibited from excessive trading in the Mutual Funds, regardless of whether those transactions occurred in a single account (e.g. brokerage account, a 401(k) account, a deferred compensation account, etc.) or across multiple accounts in which the employee has a beneficial interest. Excessive trading is defined as the purchase and sale, or sale and purchase, of any Mutual Fund, in any 30 day period. Systematic purchases/sales are not deemed purchases or sales for purposes of the 30 day hold period. In addition, no employee of NACM or NAS may engage in transactions that are in violation of a fund's stated policy as disclosed in its respective prospectus and statement of additional information. As a participant in the mutual fund industry the Firm strongly discourages all NACM and NAS employees from excessive trading in un-affiliated mutual funds as well.

TRADING IN MUTUAL FUNDS WHERE NACM IS THE SUB-ADVISER

Access Persons must notify the Legal/Compliance Department if they make investments in any fund NACM or an affiliate (e.g. RCM, PEA, PIMCO) sub-advises. Duplicate statements must be provided to the Legal/Compliance department on a quarterly basis. Purchase and sale, sale and purchase, in any 30 day period is considered excessive trading and is prohibited.

The Chief Compliance Officer or General Counsel may grant exceptions to this prohibition upon prior written request.

DISCLOSURE OF PORTFOLIO HOLDINGS

To prevent improper disclosure of the Mutual Fund holdings or any holdings of any closed-end fund for which NACM serves as an adviser or sub-adviser, NACM has the following policy: for all requests received on or after the 5th business day of the month, NACM will furnish portfolio holdings as of the end of the prior month; for all requests received before the 5th day of the month, NACM will furnish portfolio holdings as of the end of the month prior to the previous month. Portfolio holdings disclosure of sub-advised funds will vary from fund to fund. NACM will comply with each respective fund's requirements.

NACM will also disclose NAIF holdings to 3rd party service providers in the normal course of business and rating agencies for purposes of marketing and 3rd party distribution pursuant to confidentiality agreements. In addition, NACM will disclose portfolio holdings pursuant to duly authorized requests of the Federal Government and or pursuant to subpoena or court order.

AGI VISION SUPPORT TEAM

Employees designated as part of the AGI Vision Support Team are subject to the NACM Code of Ethics. The Blackout Period applies to transactions in which NACM and/or the respective sleeve managers have engaged in the same or equivalent security for a client account within the last three days, or the security is on the NACM trading blotter or proposed blotter.

VI.       PROHIBITED TRANSACTIONS

BLACKOUT PERIOD

You may not enter into a transaction involving a Covered Security, unless otherwise exempt for your personal accounts if:

          1. NACM has engaged in a transaction in the same or an equivalent security for a client account within the last three days, or
          2.   The security is on the NACM trading blotter or proposed blotter.

If the firm is active in a Covered Security on a Monday, your pre-clearance request will be subject to a three day blackout period until Thursday of the same week, at which time you may re-submit your pre-clearance request.

FRONT-RUNNING

You may not front-run an order being made for or on behalf of a client, even if you are not responsible for the order. Front-Running consists of executing a transaction based on the knowledge of the forthcoming transaction in the same or an underlying security, or other related securities, on behalf of a client.

MISAPPROPRIATION OF ACCOUNT OPPORTUNITY

Portfolio Managers of Small and Mini cap products may not buy a security with a market capitalization of less than one billion ($1B) and that is eligible for purchase by any fund or account under their management except with the approval of the Chief Investment Officer or his designee upon a determination that the purchase is not appropriate for any such fund or account.

INSIDE INFORMATION

You may not use material, non-public information about any issuer of securities, whether or not such securities are held in the portfolios of clients or suitable for inclusion in such portfolios, for personal gain or on behalf of a client.

If you believe you are in possession of such information, please contact the Chief Compliance Officer immediately to discuss the information and the circumstances surrounding its receipt. This prohibition does not prevent you from contacting officers and employees of issuers or other investment professionals in seeking information about issuers that is publicly available. Refer to Appendix Four for more information.

VII.      VIOLATIONS OF THE CODE

Any trading-related violation of this Code, including any pre-clearance violation, will be subject to the Fine Schedule and can result in additional penalties ranging from cancellation of the offending trade to termination of your employment. All fines will be paid to the United Way or a charity of your choice. Checks will be submitted to the Legal/Compliance Department and forwarded to the United Way or your selected charity.

FINE SCHEDULE

     FIRST VIOLATION
     -    Disgorgement of profits;
     -    A possible fine of half a percent of base salary up to $500; and
     - Meet with Department Head and the Chief Compliance Officer to discuss and re-sign the Code.

     SECOND VIOLATION (WITHIN 12 MONTHS)
     -    Disgorgement of profits;
     -    A fine of one percent of base salary up to $1,000;
     - Meet with Department Head and the Chief Compliance Officer to discuss and re-sign the Code; and
     -    Written warning to personnel file;

     THIRD VIOLATION (WITHIN 12 MONTHS)
     -    Disgorgement of profits;
     -    A fine of two percent of base salary up to $2,000;
     - Meet with Department Head and the Chief Compliance Officer to discuss and re-sign the Code;
     -    Written warning to personnel file;
     - Prohibition from trading personally for a specific period of time (e.g., six months to one year) except to close out current positions; and
     -    May result in termination of employment with NACM.

VIII.     BROKERAGE ACCOUNTS

You must maintain your personal brokerage and trading accounts with a "Designated Broker" (currently Charles Schwab(17)). If you are a new hire, you must transfer your account(s) to the Designated Broker within a reasonable period of time from your initial commencement of employment. You are responsible for costs associated with transferring their personal brokerage account(s). If you are maintaining a brokerage account other than with a designated broker, you are required to immediately disclose this to the Legal/Compliance Department. Based upon the determination by the Legal/Compliance Department, certain exemptions may be granted that would allow the employee to continue maintaining his or her personal brokerage account(s) with a non-designated broker.

All employees that are maintaining a brokerage or trading account with a non-designated broker must ensure that duplicate copies of account statements and transactional confirms are sent directly to the attention of the Legal/Compliance Department. This requirement does not apply to discretionary or accounts that hold Exempt Securities.

Accounts that exclusively hold Exempt Securities or are fully discretionary may be maintained at any brokerage house/investment company. These discretionary managed accounts are not subject to the trading restrictions of the Code; however, you must inform the Legal/Compliance Department of these accounts.

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(17) See Appendix Five for details on Designated Brokerage relationship.

IX.       PUBLIC OFFERINGS AND PRIVATE PLACEMENTS

Your participation in a private placement or initial public or secondary offering must have the prior written approval of the Chief Compliance Officer or General Counsel. The form for requesting private transactions approval is found in Appendix Six.

In considering such approval, the Chief Compliance Officer or General Counsel will take into account, among other factors, whether the investment opportunity is available to and/or should be reserved for a client account, and whether the opportunity is being offered to you by virtue of your position.

If you are approved to engage in a personal securities transaction in a private placement or public offering, you must disclose that investment if you play a part directly or indirectly in subsequent investment considerations of the security for a client account. In such circumstances, NACM's decision to purchase or sell securities of the issuer shall be subject to an independent review by a senior NACM member with no personal interest in the issuer. In addition, you may be limited from trading the security.

X.        SERVICE ON BOARDS OF OTHER COMPANIES

You are may not serve on the Board of Directors or Investment Committee of any publicly traded company. If you wish to serve on the Board of Directors or Investment Committee of a privately held "for profit" company, you must first obtain prior written approval from the Chief Compliance Officer or General Counsel. It is not necessary to obtain approval to serve on the Board of Directors of entities such as schools, churches, industry organizations or associations, or similar non-profit boards. However, you must obtain pre-approval to serve on any Investment Committee, whether for a public company, private company, non-profit company, not-for-profit company or a college/university.

XI.       GIFTS

You may not actively seek any gift, favor, gratuity, or preferential treatment from any person or entity that:

-    Does business with or on behalf of NACM;
- Is or may appear to be connected with any present or future business dealings between NACM and that person or organization; or
-    May create or appear to create a conflict of interest.

A gift may be denied or required to be returned or reimbursed if you receive an excessive number of gifts, especially if received from a single source or if the total dollar value of gifts received during a single year is deemed excessive. You may not offer any gifts, favors or gratuities that could be viewed as influencing decision-making or otherwise could be considered as creating a conflict of interest on the part of the recipient.

You must never give or receive gifts or entertainment that would be controversial to either you or NACM, if the information was made public. You should be aware that certain NACM clients might also place restrictions on gifts you may give to their employees.

GIFTS IN CONNECTION WITH MUTUAL FUNDS DISTRIBUTION

Any gifts you make in connection with the distribution of the Mutual Funds shares may not exceed $100 per person on an annual basis excluding an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment.

GIFT REPORTING FOR ACCESS PERSONS ONLY

Access Persons must report on a quarterly basis all gifts, favors, or gratuities valued at $100 or more. If the exact amount of the gift is not known, you must make a good faith estimate of the item's fair market value.

Form 700 filers are required to submit a gift pre-clearance form(18) and obtain prior written approval for all gifts, favors, or gratuities. You must obtain approval from your direct supervisor and Legal/Compliance prior to accepting any gift. In the event it is not possible to obtain pre-clearance, you must notify the Legal/Compliance Department of receipt of the gift on the next business day.

GIFT VIOLATIONS FOR ACCESS PERSONS

If you fail to properly report these items, the Executive Committee may require you to either donate the fair market value of the item (or the item itself) to charity or directly reimburse the person or entity responsible for giving the item.

XII.      FORM 700, STATEMENT OF ECONOMIC INTERESTS

As part of our contracts with various clients within the State of California, Designated Employees must annually file the Form 700, Statement of Economic Interests with the California Fair Political Practices Commission ("Commission"). We have identified the applicable Lead PMs as "Designated Employees." The list of Designated Employees and the portfolios to which this rule applies is available from the Legal/Compliance Department. The Form 700 is an annual statement requiring disclosure of personal financial information. Furthermore, the Form 700 stipulates that Designated Employees cannot accept more than $360 (for the Year 2005) in gifts in a calendar year from a single source.

XIII.     PAY-TO-PLAY

Pay-to-Play is the practice of an investment adviser or its employees giving political contributions for the purpose of obtaining the award or retention of investment advisory contracts by government entities. NACM has adopted the following policies and procedures.

Neither NACM nor any employee of NACM or NAS will engage, either directly or indirectly, in any "pay-to-play" activities.

FIRM PRE-CLEARANCE: NACM does not normally make political contributions. However, if at any time NACM makes an exception to this policy and does choose to make a political contribution, the contribution must be pre-cleared via e-mail by the General Counsel or Chief Compliance Officer. In the e-mail, the person requesting the pre-clearance on behalf of NACM will be required to certify that the contribution is not for the purpose of obtaining or retaining NACM's engagement as an investment adviser to a government entity or plan. Other facts relevant to the reason for the contribution should be included.
EMPLOYEE PRE-CLEARANCE: If you make contributions above $2,000 in any calendar year (each contribution individually, or contributions cumulatively at the point the particular contribution would cause total contributions for the year to exceed $2,000) to any government official (e.g., federal, state, or local) or candidate, that contribution must be pre-cleared via e-mail by the General Counsel or Chief Compliance Officer. In the e-mail, the person requesting the pre-clearance will be required to certify that the contribution is not for the purpose of obtaining or retaining NACM's engagement as an investment adviser to a government entity or plan.

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(18) See Appendix Seven.

XIV.      REPORTING AND CERTIFICATION

NAIF TRUSTEES AND OFFICERS

NAIF trustees and officers of NAIF are requested to complete the certification in Appendix Eight. NAIF trustees and officers of NAIF are required to submit a quarterly transaction report if they knew or should have known that during the 15 day period immediately before or after the trustee's transaction in a Covered Security, NAIF purchased or sold the Covered Security or had considered purchasing or selling the Covered Security. The quarterly transaction report for NAIF trustees and officers is found in Appendix Nine.

INITIAL REPORTING AND CERTIFICATION FOR NEW EMPLOYEES

Within 10 days following the commencement of employment at NACM or NAS, all employees are required to complete and submit an INITIAL ACKNOWLEDGEMENT and INITIAL LISTING OF PERSONAL SECURITIES HOLDINGS MUTUAL FUNDS AND
BROKERAGE(Appendix Ten and Eleven). This information supplied must be current as of a date no more than 45 days before becoming an employee.

QUARTERLY TRANSACTIONAL REPORTING FOR NON-DESIGNATED BROKER ACCOUNT(S)

All NACM and NAS employees that maintain a brokerage, Mutual Fund or trading account with a non-designated broker AND do not have duplicate copies of account statements and transactional confirms being sent directly to the attention of Legal/Compliance, must complete and submit a QUARTERLY TRANSACTION REPORT for all "Covered Securities" within 30 days following the end of each calendar quarter (Appendix Twelve).

ANNUAL REPORTING AND CERTIFICATION

All NACM and NAS employees are required to complete and submit the ANNUAL LISTING OF SECURITIES HOLDINGS AND CERTIFICATION OF COMPLIANCE form to Legal/Compliance (Appendix Thirteen). The information supplied must be current as of a date no more than 45 days before the annual report is submitted.

XV.       RECORDKEEPING REQUIREMENTS

  NACM shall maintain and preserve in an easily accessible place:

  A. A copy of this Code, or any other Code of Ethics, that was in effect within the previous 5 years.

  B. A record of any violation of this Code and of any action taken as a result of such violation for a period of 5 years following the end of the reporting year in which the violation occurs.

  C. A record of any decision, and the reasons supporting the decision, that were used to approve an employee's trade that was deemed an exception to the provisions of this Code.

  D. A record of all written acknowledgements of receipt of the Code and amendments for each person covered under the Code within the past 5 years. These records must be kept for 5 years after the individual ceases to be an employee of NACM.

  E.  A copy of each report submitted under this Code for a period of 5 years.

  F. A list of all persons who are, or within the past 5 years were, subject to the reporting requirements of the Code.

  G. A record of any decision, and the reasons supporting the decision, that were used to approve an employee's investment in a private placement for at least 5 years after the reporting year in which approval was granted.

  H. A record of persons responsible for reviewing Access Persons' reports during the last 5 years.

  I. A copy of reports provided to a Fund's Board of Directors regarding the Code.

XVI.      ADMINISTRATION

The Chief Compliance Officer is responsible for administering and enforcing this Code, including reviewing each Access Person's personal securities holdings and transaction reports, and providing this Code, and any amendments to Covered Persons.

If you have knowledge of misconduct relating to, or wish to express concern relating to, accounting, internal accounting controls or auditing matters and or a violation of any federal or state securities law or provisions of the Code, you must submit a written complaint expressing such facts and/or concerns to the Chief Compliance Officer. If an officer of NAIF or employee prefers or if such complaint implicates the Chief Compliance Officer, the complaint may be delivered in a sealed envelope marked "confidential" to the Chairman of the Audit Committee at Nicholas-Applegate Capital Management, 600 West Broadway, San Diego, CA 92101.

Any complaint submitted will be held in the strictest of confidence.

XVII.     ANNUAL BOARD REVIEW

NACM annually prepares a report to the NAIF board summarizing existing procedures concerning personal trading (including any changes in the Code), highlights material violations of the Code requiring significant corrective action and identifies any recommended changes to the Code.

XVIII.    AMENDMENTS AND MODIFICATIONS

This Code may be amended or modified as deemed necessary by NACM or the officers of NAIF, with the advice of NAIF counsel, provided such amendments or modifications shall be submitted to the Board of Trustees of NAIF for ratification and approval at the next available meeting. This Code takes into account Rule 17j-1, as amended, under the Investment Company Act of 1940 and Rule 204A-1 under the Investment Advisers Act. This Code is effective as of February 1, 2005.

APPENDIX ONE:      EXAMPLES OF BENEFICIAL OWNERSHIP

     For purposes of this Code, Beneficial Ownership shall be interpreted in the same manner as the definition contained in the provision of Section 16 of the Securities Exchange Act of 1934 under Rule 16a-1(a) (2).

     Generally, you are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect PECUNIARY INTEREST in the Securities.

     You have a PECUNIARY INTEREST in Securities if you have the opportunity to directly benefit or share in any profit derived from a transaction in the Securities.

     THE FOLLOWING ARE EXAMPLES OF A PERSON HAVING BENEFICIAL OWNERSHIP OF
     SECURITIES:

     a.   Securities held in the name of the officer or employee of NACM.

     b. Securities held by members of your IMMEDIATE FAMILY sharing the same household.

          IMMEDIATE FAMILY includes any spouse, domestic partner, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law, sister-in-law, and any adoptive relationship.(19)

     c. Your interest as a general partner in Securities held by a general or limited partnership.

     d. Your interest as a manager-member in the Securities held by a limited liability company.

     e. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

     f.   Your ownership of a vested beneficial interest in a trust.

     g. Your status as a settler of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

     You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, a limited liability company or other entity in which you hold an equity interest, UNLESS you are a controlling equity holder or you have (or share) investment control over the Securities held by the entity.

     The final determination of Beneficial Ownership is a question to be determined in light of the facts for each particular case. If in doubt, employees should consult with the Legal/Compliance Department.

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(19) Please direct any questions concerning the definition of "immediate family" to either Legal/Compliance or Human Resources.

APPENDIX TWO:      INSTRUCTIONS FOR USING CTI iTRADE

Welcome to iTrade, the automated software system that enables employees the ability to receive quick and efficient notification that their personal transaction request is permitted for trading. Pre-clearance for all employees is based upon requirements contained within the Code. It is important that each employee read and understand the Code of Ethics so that you are fully aware of what the Code requires.

Below are instructions on how to begin using the iTrade system, and instructions on how to enter electronically Personal Securities Transaction Requests.

A.   LOGGING INTO iTRADE

To begin using iTrade, you must first launch the NACM Insider. Under the Submissions section of the home page select Trade Pre-Clearance.

[GRAPHIC]

CTI-iTrade Pre-Clearance Form

At the Login Screen, type your Employee Code and your Password. If you require assistance with a login or password, please contact the Legal/Compliance Department

CTI iTRADE LOG-IN SCREEN

[GRAPHIC]

B.   TO CHANGE YOUR iTRADE PASSWORD

Click on the CHANGE PASSWORD hyperlink on the left frame of the browser screen.

        Step 1:  Enter the following information in the fields provided:
                 Current Password;
                 New Password;
                 Verify New Password (to assure that you didn't enter it incorrectly).

        Step 2: Click on the [Change] button. You will either be informed that your password has been changed or you will be given a reason why it could not be changed.

Once your correct Login Name and Password are entered, click on the [Login] button.

If you receive the message "iTrade is currently unavailable", this indicates that iTrade is not available at the current time. Please call the CARE Hotline for assistance with your request.

C.   INITIAL BROKERAGE ACCOUNT CERTIFICATION

When you login to iTrade for the first time, you will be shown a list of brokerage account number(s) that have been associated to your name within iTrade. The list of account(s) represents all accounts that each employee has previously reported to Legal/Compliance, based upon the employee's determination that he or she has Beneficial Ownership. Beneficial Ownership is determined if the employee has an opportunity to directly benefit or share in any profit derived from any security transactions within the account, i.e. Accounts held in the name of the employee, and immediate family sharing the same household. All accounts where the employee is deemed to have Beneficial Ownership are subject to the requirements of the Code.

You will be asked to review the list of accounts and submit a certification that all of your Brokerage Accounts have been properly identified within iTrade. YOU MUST SUBMIT THE ELECTRONIC CERTIFICATION WITHIN 10 DAYS FROM THE DATE OF YOUR FIRST TRANSACTION IS ENTERED INTO iTRADE.

To certify the list of accounts, choose one of the following options:

     1. If the information is complete and accurate, click the [Certify Now] button.
     2. If the information is incorrect and/or needs to be revised click the [Certify Later] button and report any errors or additional brokerage accounts to the Legal/Compliance Department.

[GRAPHIC]

D.    SUBMITTING A TRADE REQUEST

Once you have completed the Brokerage Account Certification, iTrade will bring you to the "Request screen". In order to submit a request for pre-clearance, all required fields must be completed. The required fields are as follows:

      1.    SELECTING THE SECURITY

      To enter a trade request, you must first enter a ticker symbol in the appropriate field for the security you wish to buy or sell. In order to identify the ticker in the security list, select the ticker for the trade request from the Security Lookup screen:

      This can be done several ways:

      (a)   IF YOU KNOW THE TICKER OF THE SECURITY:

            STEP 1: Type in the ticker and then Click on the [Lookup] button to the right hand side of the field.
                    The system will give you the choices that are close to, or match what you typed.

            STEP 2: Select the ticker of the security you wish to trade by clicking on the hyperlink.

            STEP 3: CTI iTrade will fill in the SECURITY NAME, SECURITY CUSIP and SECURITY TYPE automatically on the Trade Request.

      (b)   IF YOU DON'T KNOW THE FULL TICKER OF THE SECURITY YOU WOULD LIKE TO
            TRADE:

            STEP 1: Type in the first few letters followed by an asterisk* and then Click [Lookup]

                    For Example: If you want to buy shares of INTEL and all you remember are the first few letters, type in INT* then hit [Lookup]

            STEP 2: If any tickers are found they are displayed on a new screen.
                    Select the hyperlink of the one you want.

            STEP 3: CTI iTrade will automatically fill in the SECURITY NAME,
                    SECURITY CUSIP and SECURITY TYPE on the Trade Request.

      (c)   IF YOU ONLY KNOW THE NAME OF THE SECURITY YOU WOULD LIKE TO TRADE:

            STEP 1: Go to the SECURITY NAME field, type in an asterisk *, a few letters of the name and another asterisk * (e.g. for AMERICAN BRANDS type in *AMER*)

            STEP 2: Any securities whose name have 'AMER' in them will be displayed. Select the hyperlink of the one you want.

            STEP 3: CTI iTrade will automatically fill in the TICKER, SECURITY
                    NAME, SECURITY CUSIP and Security TYPE on the Trade Request.

      (d) IF THE SECURITY YOU WOULD LIKE TO TRADE IS NOT LOCATED IN THE [LOOKUP] SCREEN YOU WILL NEED TO CONTACT THE CARE HOT-LINE AT (619) 744-5565. CARE WILL ADD THE SECURITY TO iTRADE, SO THAT IT CAN DETERMINE IF THE TRADE REQUEST IS PERMISSIBLE. CTI iTRADE SCREEN FOR LOCATING A TICKER.

[GRAPHIC]

      2.    COMPLETING THE REQUEST ON iTRADE

            In order to complete the Request Screen, the following fields must be completed:

      (a)  BROKERAGE ACCOUNT -    Click on the dropdown arrow to the right of
                                  the field and select the account to be used for the trade.

      (b)  TRANSACTION TYPE -     Click on the dropdown arrow to the right of
                                  the field and select the type of transaction you wish to make: Buy, Sell, Cover Short, or Sell Short.

      (c)  PRICE -                Fill in THE ANTICIPATED PRICE at which you
                                  expect to execute the trade.

[GRAPHIC]

      3.    SUBMITTING THE REQUEST ON iTRADE

      Once all the required fields on the iTrade Request Screen have been completed:

            STEP 1: Click the [Submit Request] button to send the request through iTrade.

            STEP 2: A grid displaying the transactional information will appear.
                    Review the information and Click on the [Confirm] button if all appears correct.

[GRAPHIC]

            STEP 3: Notify the CARE team that you have submitted your trade request. Investment Management Personnel must forward an e-mail with CIO or Lead PM approval to CARE.

            STEP 4: CARE will review your trade request and send an e-mail confirming whether or not the trade request has been pre-cleared/ approved for trading through your personal brokerage account.

                    If you have any questions about a personal trade request, please contact the CARE Hot-Line at (619) 744-5565.

      4.    EXITING WITHOUT SUBMITTING THE TRADE REQUEST

      If a decision is made to not submit the trade request BEFORE clicking the [Confirm] button, simply exit from the browser by clicking on the Logout hyperlink on the lower left side of the screen (or click the X button in the upper right corner of the screen).

      5.    STARTING OVER

      To clear everything on the screen and start over, Click the [Cancel] button on the confirmation screen. This will bring you back to the trade request screen. Click the [Clear Screen] button and enter a new trade request.

      6.    VIEW CODE OF ETHICS

      To view the NACM Code of Ethics in iTrade, Click on the VIEW ETHICS CODE hyperlink on the left frame of your browser screen. If you have any questions please call the CARE Hotline at 619-744-5565.

APPENDIX THREE:   OPTIONS DISCUSSION

I.    NAKED/SHORT PUTS (OBLIGATES SELLER TO BUY STOCK AT PRESCRIBED PRICE)
      -   Functional equivalent of a stop/limit order to purchase stock
      - Violates the Code if you sell and buy back within 30 days (only applicable to investment management personnel)
      - No pre-approval required even if 2,000+ shares are put back to you. The reasoning is that the 20+ contract position (=2,000+ shares) has been pre-approved and decision to accept the risk of a put was made prior to and independent of NACM's decision to trade the underlying stock

II.   LONG PUTS (GRANTS BUYER RIGHT TO SELL STOCK AT A PRESCRIBED PRICE)
      - Used to protect long positions - the functional equivalent of an insurance policy
      -   Violates the Code if you buy a put within 30 days of a purchase decision (only applicable to investment management personnel)
      -   Pre-Approval required if employee, prior to expiration, puts 2,000+
          shares/below market cap

III.  LONG CALLS (GIVES OWNER RIGHT TO BUY STOCK AT PRESCRIBED PRICE)
      -   Used when stock price rises to buy at lower strike price
      - Pre-Approval required if you, prior to expiration calls 2,000+ shares/below market cap

IV. COVERED CALLS (OBLIGATES SELLER TO SELL STOCK AT PRESCRIBED PRICE; SELLER OWNS UNDERLYING STOCK)
      -   Used to hedge long position
      - Violates the Code if you write a covered call within 30 days of a purchase decision (only applies to investment management personnel)
      - Stock called within 30 days of its purchase of the stock violates Code (only applies to investment management personnel)
      - No pre-approval required if 2,000+ shares are called. The reasoning is that the 20+ contract position (=2,000+ shares) has been pre-approved and decision to accept the risk of a call was made prior to and independent of NACM's decision to trade the underlying stock

V. NAKED CALLS (OBLIGATES SELLER TO SELL STOCK AT A PRESCRIBED PRICE; SELLER DOES NOT OWN UNDERLYING STOCK)
      -   Pure speculation against price increase
      - Violates the Code if you write a naked call that expires in less than 30 days (only applies to investment management personnel)

VI. CREDIT SPREADS, STRADDLES, COMBINATIONS (USE OF MULTIPLE CONTRACTS WITH DIFFERENT STRIKES/EXPIRATIONS/LONG-SHORT; VERY COMPLEX, TOO MANY VARIATIONS TO DESCRIBE; SELLER RECEIVES + PREMIUM)
      -   Can be hedge and speculation
      -   Pre-Approval required for every transaction
      - Pre-Approval denied where contracts expire within 30 days of opening the position (only applies to investment management personnel)

VII. DEBIT SPREADS, STRADDLES, COMBINATIONS (USE OF MULTIPLE CONTRACTS WITH DIFFERENT STRIKES/EXPIRATIONS/LONG-SHORT; VERY COMPLEX, TOO MANY VARIATIONS TO DESCRIBE; SELLER PAYS + PREMIUM)
      -   Speculation vs. hedge depends on facts and circumstances
      -   Pre-Approval required for every transaction
      - Pre-Approval denied where it's determined the transaction is speculative in nature and contracts expire within 30 days of opening the position, or if NACM is active in the stock (only applies to investment management personnel).

APPENDIX FOUR:    INSIDER TRADING POLICY AND PROCEDURES

A.    POLICY STATEMENT ON INSIDER TRADING ("POLICY STATEMENT")

NACM's Policy Statement applies to every employee and extends to activities both within and outside the scope of their duties. NACM forbids any employee from engaging in any activities that would be considered "insider trading."

The term "insider trading" is generally understood to mean:

- Trading by an insider, while in possession of material non-public information;
- Trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated;
- Recommending the purchase or sale of securities while in possession of material non-public information; or
-  Communicating material non-public information to others (i.e., "tipping").

WHO IS AN INSIDER?
The concept of "insider" is broad and it includes officers, partners and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs such as lawyers, accountants, and other vendors, and as a result, is given access to information.

WHAT IS MATERIAL INFORMATION?
Generally, information is considered material if: (i) there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions or (ii) it is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered material includes, but is not limited to:

-    Dividend changes;
-    Earnings estimates;
-    Changes in previously released earnings estimates;
-    A joint venture;
-    The borrowing of significant funds;
-    A major labor dispute, merger or acquisition proposals or agreements;
-    Major litigation;
-    Liquidation problems; and
-    Extraordinary management developments.

WHAT IS NON-PUBLIC INFORMATION?
All information is considered non-public until it has been effectively communicated to the marketplace. Information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public. Information in bulletins and research reports disseminated by brokerage firms are also generally considered to be public information.

BASIS FOR LIABILITY
In order to be found liable for insider trading, one must either (i) have a fiduciary relationship with the other party to the transaction and have breached the fiduciary duty owed to that other party, or (ii) have misappropriated material non-public information from another person.

PENALTIES FOR INSIDER TRADING

Penalties for trading on, or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to several civil and criminal penalties, including fines, permanent bar from the industry, injunctions and jail time.

In addition, any violation of this Policy Statement can be expected to result in serious sanctions by NACM, including dismissal of the persons involved.

B.    PROCEDURES TO IMPLEMENT NICHOLAS-APPLEGATE'S POLICY STATEMENT

The following procedures have been established to aid NACM in preventing:

IDENTIFYING INSIDER INFORMATION
Before trading for yourself or others, including for any client accounts managed by NACM, in the securities of a company about which you may have potential insider information, or revealing such information to others or making a recommendation based on such information, you should ask yourself the following questions:

-    Is the information material?
- Is this information that an investor would consider important in making an investment decision?
- Is this information that would substantially affect the market price of the securities if generally disclosed?
-    Is the information non-public?
-    To whom has this information been provided?
- Has the information been effectively communicated to the marketplace by being published in The Wall Street Journal or other publications of general circulation, or has it otherwise been made available to the public?

If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information may be material and non-public, you should take the following steps:

- Report the matter immediately to Legal/Compliance Department and disclose all information that you believe may bear on the issue of whether the information you have is material and non-public;
- Refrain from purchasing or selling securities with respect to such information on behalf of yourself or others, including for client accounts managed by NACM; and
- Refrain from communicating the information inside or outside NACM, other than to the Legal/Compliance Department.

The Chief Compliance Officer and General Counsel will consult as to the appropriate course of action.

RESTRICTING ACCESS TO MATERIAL NON-PUBLIC INFORMATION
Information in your possession that you identify, or that has been identified to you as material and non-public, must not be communicated to anyone, except as provided above. In addition, you should make certain that such information is secure.

SUPERVISORY PROCEDURES
The supervisory procedures set forth below are designed to prevent and detect insider trading.

PREVENTION OF INSIDER TRADING
In addition to the pre-approval and reporting procedures specified in the Code concerning personal securities transactions, the following measures have been implemented to prevent insider trading:

1. All employees will be provided with a copy of these policies and procedures regarding insider trading.

2. Legal/Compliance will, as deemed necessary, conduct educational seminars to familiarize employees with NACM's Policies and Procedures. Such educational seminars will target, in particular, persons in sensitive areas of NACM who may receive inside information more often than others;
3. Legal/Compliance will answer questions regarding NACM's Policies and Procedures;
4. Legal/Compliance will resolve issues of whether information received by an employee is material and non-public;
5. Legal/Compliance will review these policies and procedures on a regular basis and update as necessary;
6. Whenever it has been determined that an employee has possession of material non-public information, Legal/Compliance will (i) implement measures to prevent dissemination of such information, and (ii) restrict those from trading in the securities by placing such securities on NACM's Restricted List; and
7. Upon the request of any employee, Legal/Compliance will review any requests for clearance to trade in specified securities and either approve or disapprove.

REPORTS TO MANAGEMENT
Promptly upon learning of a potential violation of NACM's Policies and Procedures, Legal/Compliance will prepare a confidential written report to management, providing full details and recommendations for further action.

APPENDIX FIVE:    NACM DESIGNATED BROKERAGE PROGRAM OFFERED BY CHARLES SCHWAB

Nicholas-Applegate Capital Management
Designated Brokerage Program Offered by Charles Schwab

Nicholas-Applegate Capital Management has chosen Charles Schwab & Co., Inc. as our exclusive designated broker based upon their reputation for offering excellent customer support and innovative products.

AS A NICHOLAS-APPLEGATE CAPITAL MANAGEMENT EMPLOYEE YOUR SPECIAL BENEFITS
INCLUDE:

     -  Preferred pricing as low as $8 for online equity trades(1)
     - $39 transaction-fee mutual fund trades. Schwab also offers more than 1,000 mutual funds with no loads or transaction fees through its Mutual Fund OneSource(R)service(2)
     -  Discounted pricing on Exchange Traded Funds(ETFs)(3)
     -  A dedicated support team available by calling 1-888-621-3933

You can learn more about Schwab's wide range of investing services by visiting the customized website for Nicholas-Applegate Capital Management employees at http://schwabexclusive.com/6226

HOW TO GET STARTED
You can open a Schwab account over the phone, in person or online.

1. Call the dedicated service team at 1-888-621-3933 and indicate you are a Nicholas-Applegate employee.
2. Visit a local SCHWAB INVESTOR CENTER and indicate you are a Nicholas-Applegate employee.
3. Go to the special Nicholas-Applegate website at www.schwabexclusive.com/6226 to download account forms. Then follow the OPENING AN ACCOUNT instructions below.

OPENING AN ACCOUNT
/X/ Complete the ACCOUNT APPLICATION(S). To ensure you receive your special benefits, please indicate that you are an employee of Nicholas-Applegate when completing the securities industry regulations section of each account application.
/X/ You DO NOT need to send Schwab a Rule 407 letter. Schwab has a blanket Rule 407 letter on file for Nicholas-Applegate employees.
/X/ Complete the ACCOUNT TRANSFER FORM(S) if you are TRANSFERRING ASSETS to Schwab.
/X/ Sign all account applications and transfer forms. Schwab requires an original signature.
/X/ If transferring accounts, please include a copy of the latest statement from the account you are transferring.
/X/  Mail to:
            Charles Schwab & Co., Inc.
            Designated Brokerage
            P.O. Box 2976
            Phoenix, AZ  85062-2976

ALL PAPERWORK MUST BE RECEIVED BEFORE YOUR ACCOUNT CAN BE ACTIVATED.

INVESTMENTS YOU CAN TRANSFER TO A SCHWAB ACCOUNT
These assets can usually be transferred directly to a Schwab account:
     -  Stocks and bonds
     -  Any mutual fund available through Schwab
     -  Unit investment trusts
     -  Options (pre-approval is necessary to trade options at Schwab)
     - Registered limited partnerships and promissory notes (set up and maintenance fees apply)
     -  Master limited partnerships and exchange-traded REITs
     -  Ginnie Mae and Fannie Mae certificates
     -  Certificate of deposit proceeds (cash)

These assets cannot usually be transferred directly to a Schwab account:
     -  Money market funds
     -  Mutual funds not available at Schwab
     -  Commodities
     -  Foreign currency options
     -  Most private placement limited partnerships
     -  Investment products offered exclusively by other institutions
     -  Annuities

ALL INFORMATION AS OF JANUARY 2005.

(1) Pricing only applies to U.S.-domiciled, dollar-based retail accounts held at Charles Schwab & Co., Inc. Prices do not apply to accounts held with independent investment advisors at Schwab, Schwab Private Client or U.S. Trust(R). Please see the CHARLES SCHWAB PRICING GUIDE for additional information on householding guidelines. Corporate-negotiated pricing supersedes retail pricing. Households with assets of more than $1,000,000 qualify for $8.00 trades.

(2) Investors should consider carefully information contained in the prospectus, including investment objectives, risks, charges and expenses. You can request a prospectus by calling 800-435-8000. Please read the prospectus carefully before investing.

(3) Exchange Traded Funds are subject to risks similar to those of stocks. Investment returns will fluctuate and are subject to market volatility, so that an investor's shares, when redeemed or sold, may be worth more or less than their original cost. Investments in foreign investments may incur greater risks than domestic investments. Past performance is no guarantee of future results. For information specific to ETFs refer to http://www.amex.com.

APPENDIX SIX:     PRIVATE PLACEMENT AND PRIVATE SECURITIES TRANSACTION FORM

                      NICHOLAS-APPLEGATE CAPITAL MANAGEMENT
                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
                          NICHOLAS-APPLEGATE SECURITIES

                     PRIVATE PLACEMENT APPROVAL REQUEST FORM
        (MUST ATTACH A COPY OF THE PRIVATE PLACEMENT MEMORANDUM, OFFERING
                   MEMORANDUM OR ANY OTHER RELEVANT DOCUMENTS)

Date Submitted: _______        Employee Name: __________________________________
                               Job Title: ______________________________________

________________________________________________________________________________

1.    Name of the Sponsor's corporation, partnership or other entity:

      __________________________________________________________________________

      Name of private placement:________________________________________________

2. The sponsor's corporation, partnership, or other entity is: / / Public / / Private
3. Describe the business to be conducted by the issuer of the private placement:

      __________________________________________________________________________

4. Nature of your participation: / / Stockholder / / Selling Agent / / General Partner / / limited partner
      / / Other: ________________________

5. Have you received, or will you receive "selling compensation" in connection with the transaction?
           / / YES  / / NO  If yes, describe the nature of your compensation:

      __________________________________________________________________________

6.    Size of offering (if a fund-provide size of fund): _______________________
7. Size of your participation as a percentage of total shares or units outstanding: __________
8. Have you or do you intend to recommend, refer, or solicit others in any way in connection with this investment? / / YES / / NO
      If Yes, please describe: _________________________________________________
9. Has this private placement been made available to any client account where either you, or the person you report to, exercise investment discretion?
      / / YES   / / NO If no, state why:
      __________________________________________________________________________

10.   Describe how you became aware of this private placement:
      __________________________________________________________________________
11. To the best of your knowledge, will this private placement result in an IPO within the next 12-18 months? / / YES / / NO
      __________________________________________________________________________

Approved / /   Disapproved / /  __________________________    Date: __________
                                 Chief Investment Officer

Approved / /   Disapproved / /  __________________________    Date: __________
                                 Chief Compliance Officer

IF THE COMPANY YOU ARE INVESTING IN PRIVATELY DECIDES TO GO PUBLIC, YOUR ACTIVITIES IN THE IPO WILL BE RESTRICTED. IN ADDITION, THIS PRIVATE PLACEMENT WILL BE PLACED ON NACM'S RESTRICTED SECURITY LIST. ADDITIONAL INVESTMENTS MUST ALSO BE APPROVED.

APPENDIX SEVEN:    GIFT APPROVAL

                      NICHOLAS-APPLEGATE CAPITAL MANAGEMENT
                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
                          NICHOLAS-APPLEGATE SECURITIES

                                  GIFT APPROVAL

                   This form is required for Form 700 filers.
          You must obtain approval from your direct supervisor and the
            Legal/Compliance Department prior to accepting any gift.

NAME                   GIFT/EVENT                  DATE OF RECEIPT/EVENT

TITLE/POSITION         GIFT FROM/HOST              FAIR MARKET VALUE $

TEL #         FAX #

COMMENTS

I confirm that the above-described proposed gift/event is consistent with the policies described in the Code of Ethics for NACM, NAIF or NAS and that I have made no commitments on behalf of the Firm in exchange for the gift/event.

------------------------------------       -------------------------------------
Signature, Print Name                        Date


APPROVED:


------------------------------------       -------------------------------------
Signature - Department Head                  Date



RECEIVED BY COMPLIANCE


------------------------------------       -------------------------------------
Legal/Compliance Officer                     Date

APPENDIX EIGHT:    NAIF CODE OF ETHICS CERTIFICATION

                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
                          CODE OF ETHICS CERTIFICATION

I acknowledge that I have received and understand the attached
Nicholas-Applegate Code of Ethics and Conduct which includes the Insider Trading Policy and Procedures (the "Code"). I agree to abide by the provisions of the Code as it relates to my tenure as an officer of the Nicholas-Applegate Institutional Funds.


Signature
          --------------------------------

Print Name                                      Date
          --------------------------------           ------------

APPENDIX NINE:      NAIF QUARTERLY TRANSACTION REPORT

                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

As a NAIF Trustee or officer of NAIF, you are required to report your personal security transactional information to Legal/Compliance NO LATER THAN 30 CALENDAR DAYS AFTER THE END OF EACH CALENDAR QUARTER, if you knew or should have known that during the 15 day period immediately before or after the trustee's transaction in a Covered Security, NAIF purchased or sold the Covered Security or had considered purchasing or selling the Covered Security.

The following are my Covered Securities transactions that have are required to be reported in accordance with the Code:

                           SECURITY NAME AND     NUMBER OF SHARES
                          TICKER OR CUSIP (IF     AND PRINCIPAL
                         APPLICABLE, INTEREST &     AMOUNT (IF                 BROKER  ACCOUNT
DATE       BUY/SELL          MATURITY DATE)        APPLICABLE)     UNIT PRICE   NAME   NUMBER



By signing this document, I am certifying that I have met the quarterly reporting requirements pursuant to the Code in regards to disclosing any securities transactions that were effected in my account(s) for this quarterly reporting period.


Date:                                    Signature:
     -----------                                   ----------------------------

APPENDIX TEN:       INITIAL ACKNOWLEDGEMENT FORMS

                      NICHOLAS-APPLEGATE CAPITAL MANAGEMENT
                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
                          NICHOLAS-APPLEGATE SECURITIES

                      INITIAL ACKNOWLEDGEMENT CERTIFICATION
                           CODE OF ETHICS AND CONDUCT

I hereby certify that I have read and understand the attached Nicholas-Applegate Code of Ethics and Conduct, which includes the Insider Trading Policy and Procedures (the "Code"). Pursuant to such Code, I recognize that I must disclose or report all personal securities holdings and transactions required to be disclosed or reported hereunder and comply in all other respects with the requirements of the Code. I understand that any failure to comply in all aspects with the foregoing and these policies and procedures may lead to sanctions including dismissal. I hereby agree to abide by all of the Code's requirements and all applicable federal securities laws as they relate to my employment, or otherwise association with NACM, NAIF or NAS.


Date:                            Signature:
     --------------------                  -------------------------------------

APPENDIX ELEVEN:    INITIAL LISTING OF PERSONAL SECURITIES HOLDINGS

                     NICHOLAS-APPLEGATE CAPITAL MANAGEMENT
                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
                          NICHOLAS-APPLEGATE SECURITIES

                               INITIAL LISTING OF
                          PERSONAL SECURITIES HOLDINGS,
                       MUTUAL FUND AND BROKERAGE ACCOUNTS

I hereby certify that the following is a complete and accurate listing as of the date hereof, of all beneficially owned brokerage accounts or accounts holding Covered Securities(1),including shares of the Mutual Funds held therein. I understand that I must provide this information to my local compliance department no later than ten (10) calendar days after my start date, or date of association with NACM, NAIF or NAS. I further certify that the following information is current as of a date no more than 45 days prior to the date this report is submitted. Failure to comply within this time period will be considered a violation of the Nicholas-Applegate Code of Ethics and Conduct.

I.   BROKERAGE AND MUTUAL FUND ACCOUNTS MAINTAINED: Check the applicable box.
     / / I do not maintain a personal brokerage account or any account holding Covered Securities including shares of the Mutual Funds.

     / / I maintain the following brokerage accounts or accounts holding Covered Securities, including shares of the Mutual Funds.
          List or attach a recent account statement containing all information required below. Use additional sheets if necessary.

                                                                         RELATIONSHIP
      NAME ON ACCOUNT    NAME OF BROKERAGE FIRM    ACCOUNT NUMBER(S)   TO ACCOUNT HOLDER



SECURITIES OWNED: List each Covered Security, including shares of the Mutual Funds, other than Exempt Securities, in the account(s) listed above or attach the most recent brokerage or other account statement(s) containing all information required below.

                                        SECURITY TYPE                     MARKET VALUE OR
      SECURITY NAME /TICKER/CUSIP    (CS, BOND, MF, ETC.)   # OF SHARES   PRINCIPAL AMOUNT   DATE ACQUIRED



Except where exceptional circumstances exist, accounts are required to be held with a Designated Broker. Accordingly, unless I am granted approval to maintain accounts outside of a Designated Broker, I agree to transfer them as soon as possible (generally thirty days or less) to a Designated Broker. Pending

----------
(1) Covered Securities means any security as defined in Section 202 (a) (18) of the Investment Advisers Act. "Security" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.

   transfer of these accounts to a Designated Broker, I will not effect any brokerage transactions in these accounts and I will arrange for the Legal/Compliance Department to receive a duplicate copy of monthly statements for each such account.

II. Request to maintain a non-designated brokerage account (not with Charles Schwab): I hereby request approval to maintain one or more of the brokerage accounts listed in Section I above, based on the following: Please check all that apply.
      / / The account is independently managed and I am not involved in investment selections through recommendation, advice, prior review or otherwise, or I am a passive beneficiary of the account and am not involved in the investment decisions.
            List account(s):
            ____________________________________________________________________
            ____________________________________________________________________

            Name of Investment Manager and/or family relationship:
            ____________________________________________________________________
            ____________________________________________________________________

      / / A participant in the account is employed by another asset management firm or brokerage firm that requires the account to be maintained at such firm. I will arrange for duplicate confirmations and monthly statements to be sent to the Legal/Compliance Department.
            List account(s):
            ____________________________________________________________________
            ____________________________________________________________________
      / / Other (explain)
            List account(s):
            ____________________________________________________________________
            ____________________________________________________________________

      By signing this form, I acknowledge that I have received and understand the Nicholas-Applegate Code of Ethics and Conduct, which includes the Insider Trading Policy and Procedures. I agree to abide by the provisions of the Code and to promptly notify the Legal/Compliance Department of any changes to the above information.


      ----------------------------------------               -------------
      Signature                                              Date


      ----------------------------------------
      Print Name


      ----------------------------------------
      Title

      LEGAL/COMPLIANCE:
      / / Approved                    / / Not Approved

      Signature:                                      Date:
                ------------------------------             ---------------

APPENDIX TWELVE:    QUARTERLY TRANSACTION REPORT

As a NACM employee, you are required to report your personal security transactional information to Legal/Compliance NO LATER THAN 30 CALENDAR DAYS AFTER THE END OF EACH CALENDAR QUARTER unless the personal security transaction(s), executed in your brokerage or other account(s), meets one of the following criteria:

     1) Your account is maintained with a designated broker whereby Legal/Compliance is aware of and has access to your personal security transactions via confirms and personal account statements;
     2) Your account is maintained with a non-designated broker that has been approved by Legal/Compliance whereby the Legal/Compliance department is receiving duplicate copies of your transactional confirms and personal account statements; or
     3) Your quarterly security transactions involved securities that are exempt(1) from the reporting provisions pursuant to the Code even though such security transactions were executed in an account maintained with an approved non-designated broker that is unable to provide duplicate confirms or personal account statements.

Complete the section of this Form if you have effected a Covered Security(2) transaction in your beneficially owned brokerage, Mutual Fund or trading account that does not meet any of the above criteria. You must provide this information on such security transactions to Legal/Compliance no later than the 30th calendar day following the end of the calendar quarter.

The following are my Covered Securities transactions that have not been reported to Legal/Compliance:

                     SECURITY NAME AND       NUMBER OF SHARES
                    TICKER OR CUSIP (IF       AND PRINCIPAL
                   APPLICABLE, INTEREST &       AMOUNT (IF                   BROKER   ACCOUNT
DATE    BUY/SELL       MATURITY DATE)          APPLICABLE)      UNIT PRICE   NAME     NUMBER



By signing this document, I am certifying that I have met the quarterly reporting requirements pursuant to the Code in regards to disclosing my beneficially owned brokerage account(s) and any securities transactions that were effected in such account(s) for this quarterly reporting period.

Date:                        Signature:
      -------------                     ---------------------------


----------
(1) You do not have to report any transactions that were executed in the following securities: 1) U.S. Government Securities, 2) Bank Certificates of Deposit, 3) Banker's Acceptances, 4) Commercial Paper, 5) High Quality Short-Term Debt Instruments (including repurchase agreements), 6) U.S. Government Agency Securities, 7) SPDRS, QQQs, MDYs, DIAs, WEBS, Diamonds and iShares Funds(3), 8) Money Market Funds, and 9) currency futures traded on a commodity exchange.

(2) Covered Securities means any security as defined in Section 202 (a) (18) of the Investment Advisers Act. "Security" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.
(3) The iShares Funds are registered with the SEC under the Investment Company Act of 1940 as iShares, Inc. and iShares Trust. Please verify that iShares Funds you are purchasing are an open-end fund as some being created are closed-end and would be reportable.

APPENDIX THIRTEEN:  ANNUAL CERTIFICATION FORMS

                      NICHOLAS-APPLEGATE CAPITAL MANAGEMENT
                     NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
                          NICHOLAS-APPLEGATE SECURITIES

                      ANNUAL LISTING OF SECURITIES HOLDINGS
                         AND CERTIFICATION OF COMPLIANCE

I hereby acknowledge that I have read and understand the Nicholas-Applegate Code of Ethics and Conduct, which includes the Insider Trading Policy and Procedures (the "Code") and recognize the responsibilities and obligations incurred by my being subject to the Code. Furthermore, I certify that I have complied with the requirements of the Code and all applicable federal securities laws for the year ended December 31, ____, and that I have disclosed or reported all personal securities holdings and transactions required to be disclosed or reported hereunder, and complied in all other respects with the requirements of the Code. I further certify that I have received and understand the amendments dated February 1, 2005.

For personal securities account(s) held at Charles Schwab & Co. or a pre-approved non-designated broker(s), I hereby authorize delivery of transactional confirms and account statement(s) in such account(s) to the Legal/Compliance Department as deemed necessary pursuant to Rule 204-2(a)(12) of the Investment Advisors Act of 1940. I certify that all information relating to my personal securities account is current as of a date no more than 45 days prior to the date this report is submitted. I acknowledge that all of my personal securities accounts are reflected completely and accurately as shown below and all Covered Securities(4) beneficially owned by me are reflected accurately in such accounts (see below). I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the Code has occurred.

A.   BROKERAGE AND MUTUAL FUND ACCOUNTS MAINTAINED: Check the applicable boxes.

/ / I do not maintain a personal brokerage account or any account holding Covered Securities including the Mutual Funds.

/ / I maintain the following brokerage account(s) or account(s) holding Covered Securities, including the Mutual Funds. List or attach a recent account statement containing all information required below.

                                                                         RELATIONSHIP
      NAME ON ACCOUNT    NAME OF BROKERAGE FIRM    ACCOUNT NUMBER      TO ACCOUNT HOLDER




Use additional sheets if necessary.

/ / The Legal/Compliance Department has access to my transactions in Covered Securities, including the Mutual Funds, other than Exempt Securities, that are held and traded in my personal securities account(s) with Charles Schwab & Co. or with any other brokerage firm that is providing duplicate

----------
(4) Covered Securities means any security as defined in Section 202 (a) (18) of the Investment Advisers Act. "Security" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.

       copies of transactional confirmations and account statements for my personal securities account(s) to Legal/Compliance Department as shown above. These statements are a complete and accurate representation of my securities holdings and transactional information for my beneficially owned accounts.

/ / The Legal/Compliance Department does not receive any securities holdings or transactional information on my beneficially owned account(s). Therefore, I have attached a list of all Covered Securities including the Mutual Funds, other than Exempt Securities, that are beneficially owned by me in such account(s) that are shown above

B.   PRIVATE SECURITIES TRANSACTIONS:  Check the applicable box.

/ /    I have not engaged in any private securities activities.

/ / I have not received any compensation for any private securities activities.

/ / Yes, I do presently engage in and/or receive compensation for private securities activity, details which are listed below.

       _________________________________________________________________________
       _________________________________________________________________________

C.   OUTSIDE BUSINESS ACTIVITY:   Check the applicable box.

/ /  I have not accepted any outside employment or compensation.

/ /  I have accepted employment and/or compensation at the following:

       Name of Company/Entity: _________________________________________________

       General Description of Company/Entity: __________________________________

       Main Responsibilities: __________________________________________________

       Compensation (if any): __________________________________________________

       Start Date: _____________________________________________________________

D.   EMPLOYEE CERTIFICATION

Date:                       Signature:
     --------------                   ----------------------------------------
                            Print Name:
                                       ---------------------------------------

LEGAL/COMPLIANCE USE ONLY:
Permission from Legal/Compliance has been    / / Approved / / Declined

Legal/Compliance Approval: __________________________     Date: _________

NAS Principal: ______________________________________     Date: _________